Exhibit 10.11

PROMISSORY NOTE

$1,225,000.00

As of July 1, 2013

FOR VALUE RECEIVED, Medical Transcription Billing, Corp., a Delaware corporation, 7 Clyde Road, Somerset, New Jersey 08873 (“Payor”), promises to pay to Metro Medical Management Services, Inc., a New York corporation, 110 East 23rd Street, #600, New York, New York, 10010 (“Payee”), the sum of One Million Two Hundred Twenty-Five Thousand and 00/100 Dollars ($1,225,000.00), plus interest at the rate of five percent (5%) per annum and payable as follows: Principal and interest shall be paid in accordance with the provisions of the Asset Purchase Agreement, which is hereby incorporated by reference, in twenty-four (24) consecutive monthly payments beginning on September 1, 2013.

PAYMENT. Each payment shall be payable in lawful money of the United States. Payments shall be applied first to interest and then the balance to principal. Payments shall be made on or before the due dates at 599 McDonough Street, Brooklyn, New York 11233 or such other place as the Payee may designate from time to time in writing.

MANNER OF PAYMENT. All amounts payable hereunder shall be payable to Lender via overnight delivery at the address referred to above.

PREPAYMENT. Payor shall have the right to prepay this Note in full or in part at any time without penalty.

ASSET PURCHASE AGREEMENT. This Note is given pursuant to an Asset Purchase Agreement entered into by Lender and Borrower on or about June 26, 2013. Borrower shall not have the right of setoff with respect to Borrower’s obligations hereunder for any reason whatsoever except as the parties may hereafter mutually agree.

DEFAULT. The occurrence of any one or more of the following shall constitute an event of default as the term is used herein:

(a)          default in the payment of interest or principal herein when the same are due; or

(b)          the Payor becomes bankrupt or admits in writing inability to pay debts as they mature, or makes an assignment for the benefit of creditors, or consents to the appointment of a trustee or receiver; or

(c)          a trustee or receiver is appointed for the Payor or for all or part of the Payor's property; or

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(d)          bankruptcy or insolvency proceedings, or other proceedings for relief in equity or under any acts of Congress or any laws of any State of the United States relating to the relief of debtors are instituted against the Payor or are consented to by the Payor; or

(e)          The Payor assigns any right, title or interest in or to the collateral which is the security for this Note without the prior written consent of Payee.

REMEDIES. In the case of default for any event not involving payment due hereunder, then, upon written notice, Payor shall have the opportunity to cure within thirty (30) days of the date of the notice. In the case of default involving payment due hereunder, then upon written notice, Payor shall have the opportunity to cure within seven (7) days of the date of notice. In the event the Payor fails to cure within said time periods, then at the option of the legal holder hereof, the entire unpaid principal balance of this Note, together with all accrued interest thereon, shall forthwith become due and payable without notice. The legal holder hereof shall be entitled to reasonable costs of collection, including attorneys' fees.

LATE FEE. If any payment of principal or interest is not paid within five (5) days of its due date a late fee equal to five percent (5%) of the payment shall be assessed and shall be immediately due and payable without notice to Payor; to the extent such late fee or penalty would be deemed to be a usurious payment of interest, the same is waived.

DEFAULT INTEREST. Upon the occurrence of any event of default referred to above that shall not have been cured or waived, and continuing until such time as this Note is paid in full, and after maturity, the principal hereof then outstanding shall bear interest at nine percent (9%) per annum until date of actual payment of the entire amount of principal and accrued interest due.

NOTICES. All notices required, appropriate or necessary under the provisions of this Note, shall be sent to Payor and/or Payee, as the case may be, to the addresses set forth above. Notices to any subsequent holder of this Note shall be sent to the address delivered by such holder for recording in the records of Payor. The undersigned agrees that the holder of this Note may, without affecting the liability of the undersigned, accept additional or substitute security for this Note, or release any security or any party liable for this Note, or extend or renew this Note.

BINDING EFFECT. This Note shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of Lender, its successors and assigns.

NON-WAIVER. Any failure to enforce any provisions of this Note or other forbearance by Payee or subsequent holder of this Note is not to be deemed a waiver of the rights of the Payee or subsequent holder to enforce any provision of this Note at any later time.

ASSIGNMENT. Neither party may assign any of its right, title, interest or obligation in this Note without the prior written consent of the other party.

AMENDMENT. This Note may not be changed or amended unless such changes and amendments are in writing signed by Payor and the holder of this Note.

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TIME OF THE ESSENCE. Time is of the essence regarding performance under this Note.

GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York, and the Payee consents that any dispute between or among the parties arising out of the relationship created by this Note or any related document, other than failure to pay, shall be settled by submitting the same to a single arbitrator at the American Arbitration Association in New York, New York. The submission shall be pursuant to the commercial rules of the Association then obtaining, and the decision of the arbitrator may be confirmed as a judgment in any court of competent jurisdiction. The arbitrator may award costs and/or legal fees in her or his discretion. The remedy or solution to be provided by the arbitrator in any dispute shall be limited in any dispute as follows: (i) The arbitrator may not award punitive or exemplary damages in any event.

IN WITNESS WHEREOF, this Note has been executed by Payor as of the date set forth above.

PAYOR:

Medical Transcription Billing, Corp.

By:	/s/ Stephen A. Snyder
Name:	Stephen Snyder
Its:	President

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